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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46460, 33-482273, 33-99224, 33-99372) pertaining to the 1991
Stock Option Plan, the 1992 Non-Employee Director Stock Option Plan and the 1992 Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-7369) of SyQuest Technology, Inc. of our report dated December 11, 1996 with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 1996.

                                                          /s/ Ernst & Young LLP